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                                                                EXHIBIT 5


                                 [LETTERHEAD]

                                 July 2, 1996

                                 EXHIBIT E-5
                             OPINION RE LEGALITY


Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST - FORM S-11 DATED JULY 1, 1996

In connection with the filing of Form S-11 by Investors Real Estate Trust, we advise you that we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization of Investors Real Estate Trust, the authorization and issuance of the shares of Beneficial Interest described in said application, including the following:

     1. Declaration of Trust dated July 31, 1970; First Amendment thereto dated August 26, 1970; and Second Amendment thereto dated July 11, 1974.

     2. Application for Registration of Securities by Qualification and attached exhibits, including Prospectus.

From our examination of said documents and records, it is our opinion:

     1. Investors Real Estate Trust has been duly organized and is a validly existing business trust under the laws of the State of North Dakota.

     2. Investors Real Estate Trust has the power under North Dakota law to conduct the business activities described in the Trust Agreement and said Prospectus.

     3. Investors Real Estate Trust is authorized to issue an unlimited number of its shares of Beneficial Interest as set forth in its Trust Agreement and such shares conform to the statements made about them in the Form S-11 and Prospectus.

     4. Said shares of Beneficial Interest have been duly and validly authorized and issued.

     5. We are not aware, and Investors Real Estate Trust has advised us that it is not aware of any legal or governmental proceedings pending or threatened to which Investors Real Estate Trust is a party or which the property thereof is the subject; and it and we do not know of any contracts of a character to be disclosed on said application or prospectus which are not disclosed, filed and properly summarized therein.

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Securities and Exchange Commission

July 2, 1996

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     6.    Said Form S-11 and the Prospectus and other exhibits attached thereto are in the form required and have been examined by us; we have no reason to believe that any of said documents contain any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. We have reviewed said documents and to the best of our knowledge, information and belief, the statements contained therein are correct.


PRINGLE & HERIGSTAD, P.C.


By /s/  Thomas A. Wentz, Jr.
  -------------------------------
        Thomas A. Wentz, Jr.

kak

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